Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS,
CONFIRMS 2025 EARNINGS MIDPOINT AND RAISES
2025 CASH FLOW GUIDANCE
Conference call on Thursday, October 30, 2025, at 8:00 a.m. Central Time.
HOUSTON, Texas, October 29, 2025 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter of 2025.
Third Quarter Highlights:
–Revenue grew $44.1 million, or 4.4%, over the third quarter of 2024
–Gross profit increased $12.9 million, or 5%, in the current quarter
–Comparable total funeral sales average grew 3.1% over the third quarter of 2024 supported by 13.4% growth in non-funeral home sales average
–Cemetery preneed sales production increased 9.6% in the current quarter
–GAAP earnings per share was $0.83 compared to $0.81 in the third quarter of 2024
–Adjusted earnings per share was $0.87 compared to $0.79 in the third quarter of 2024 representing 10% growth over the prior year quarter
–Net cash provided by operating activities was $252.3 million in the current quarter of 2025 compared to $263.8 million in the prior year quarter, due to an expected increase in cash taxes paid of $11.1 million
–Excluding special items and cash taxes paid, net cash provided by operating activities increased $10.0 million to $283.0 million
–Year to date net cash provided by operating activities increased $49.1 million, or 7.2%, to $729.9 million compared to $680.8 million in the prior year
–When normalizing for cash tax increases, year to date net cash provided by operating activities excluding special items increased $141.3 million, or 19.5%, to $866.1 million compared to $724.8 million in the prior year
Tom Ryan, the Company's Chairman and CEO, commented on the third quarter performance:
"We are proud to report adjusted earnings per share of $0.87 and net cash provided by operating activities of $252.3 million. Strong performance in our cemetery segment was led by an increase in preneed cemetery sales production of 10%, which drove growth in comparable cemetery revenue of 7% and cemetery gross profit of 12%. An increase in our comparable core funeral average was offset by the anticipated decline in comparable core funeral services performed. In addition, our non-funeral home sales average increased 13.4%, far outpacing the slight decline in non-funeral home services performed. Finally, our core funeral preneed sales production increased 9% with increases in both insurance and trust production. Based on these strong results, we are well positioned to have a strong finish to the year.
I would like to thank our 25,000 associates for their unwavering commitment in providing excellent service to our client families. We remain focused on our long-term growth strategy, which is on track as we continue to grow revenue, leverage our unparalleled scale, and allocate our capital wisely to enhance shareholder value.”
Details of our third quarter 2025 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$1,058.1	$1,014.0	$3,197.7	$3,093.4
Operating income	$226.4	$212.4	$702.5	$665.5
Net income attributable to common stockholders	$117.5	$117.8	$383.2	$367.3
Diluted earnings per share	$0.83	$0.81	$2.68	$2.50
Earnings excluding special items (1)	$122.7	$115.3	$387.8	$363.1
Diluted earnings per share excluding special items (1)	$0.87	$0.79	$2.71	$2.47
Diluted weighted average shares outstanding	141.4	146.2	143.2	147.0
Net cash provided by operating activities	$252.3	$263.8	$729.9	$680.8
Net cash provided by operating activities excluding special items (1)	$267.9	$269.0	$751.8	$709.0
(1)    Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

1 Service Corporation International

•Diluted earnings per share was $0.83 in the third quarter of 2025 compared to $0.81 in the third quarter of 2024. The current year quarter was unfavorably impacted by $0.4 million of net losses on divestitures and impairment charges and $0.4 million of restructuring charges. The prior year quarter was favorably impacted by $3.5 million of net gains on divestitures. Diluted earnings per share, excluding special items, was $0.87 in the third quarter of 2025 compared to $0.79 in the third quarter of 2024. Higher gross profit, lower corporate general and administrative expenses and lower share count more than offset a higher tax rate resulting in 10% adjusted diluted earnings per share growth over the prior year quarter.
•Excluding an expected increase in cash taxes paid of $11.1 million, net cash provided by operating activities was nearly flat at $267.4 million. Excluding special items and cash taxes paid, net cash provided by operating activities increased $10.0 million to $283.0 million. The increase in the quarter excluding higher cash taxes paid is attributable to higher operating income and lower cash interest partially offset by other uses of working capital.

UPDATED 2025 GUIDANCE
The $3.85 midpoint of our annual guidance range for 2025 detailed below is confirmed with a more narrow range expected for earnings per share of $3.80 to $3.90. Our cash flow outlook has increased to a range of $910 million to $950 million due to lower cash taxes and working capital timing. Our outlook for diluted earnings per share from continuing operations excluding special items, at the midpoint of our guidance range, is anticipated to be within our expected long-term growth framework of 8%-12%.

(Dollars in millions, except per share amounts)	2025 Outlook	Revised 2025 Outlook
Diluted earnings per share excluding special items (1)	$3.70 - $4.00	$3.80 - $3.90

Net cash provided by operating activities excluding special items and cash taxes (1)	$1,025 - $1,085	$1,045 - $1,085
Cash taxes expected in 2025 (at the midpoint of Diluted earnings per share guidance)	$145	$135
Net cash provided by operating activities excluding special items (1)	$880 - $940	$910 - $950

Capital improvements at existing field locations	$130	$130
Development of cemetery property	$160	$160
Digital investments and corporate	$25	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$315	$315
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2025 excludes the following because this information is not currently available for 2025: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs or cash outflows associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, October 30, 2025, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 1151875. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 6, 2025 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 5177797. Additionally, a replay of the conference call will be available on our website for approximately three months.

2 Service Corporation International

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 700,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At September 30, 2025, we owned and operated 1,487 funeral service locations and 499 cemeteries (of which 312 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Trey Bocage - Assistant Vice President / Investor Relations	(713) 525-3454
	Andrea Low - Director / Investor Relations	(713) 525-2811
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

3 Service Corporation International

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation, significant reduction in consumer confidence and customer demand, and/or recession.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events, or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries could increase costs to our business.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery operational claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2024 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

4 Service Corporation International

SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE THIRD QUARTER OF 2025
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenue	$1,058,096	$1,013,958	$3,197,707	$3,093,356
Cost of revenue	(792,553)	(761,319)	(2,369,309)	(2,308,589)
Gross profit	265,543	252,639	828,398	784,767
Corporate general and administrative expenses	(38,332)	(43,732)	(132,499)	(124,055)
Restructuring charge	(405)	—	(1,980)	—
(Losses) gains on divestitures and impairment charges, net	(415)	3,515	8,618	4,755
Operating income	226,391	212,422	702,537	665,467
Interest expense	(65,683)	(65,804)	(191,237)	(194,540)
Losses on early extinguishment of debt	—	(25)	—	(25)
Other income, net	153	2,815	7,219	7,002
Income before income taxes	160,861	149,408	518,519	477,904
Provision for income taxes	(43,339)	(31,547)	(135,146)	(110,549)
Net income	117,522	117,861	383,373	367,355
Net income attributable to noncontrolling interests	(49)	(34)	(155)	(61)
Net income attributable to common stockholders	$117,473	$117,827	$383,218	$367,294
Basic earnings per share:
Net income attributable to common stockholders	$0.84	$0.81	$2.70	$2.53
Basic weighted average number of shares	140,318	144,706	142,097	145,421
Diluted earnings per share:
Net income attributable to common stockholders	$0.83	$0.81	$2.68	$2.50
Diluted weighted average number of shares	141,424	146,223	143,227	146,978

5 Service Corporation International

Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$241,339	$218,766
Receivables, net	93,759	94,341
Inventories	31,641	33,318
Income tax receivable	18,758	3,775
Other	34,219	27,130
Total current assets	419,716	377,330
Preneed receivables, net of reserves of $35,819 and $35,857, respectively, and trust investments	7,270,261	6,739,332
Cemetery property	2,177,777	2,129,404
Property and equipment, net	2,679,206	2,581,069
Goodwill	2,146,617	2,081,015
Deferred charges and other assets, net of reserves of $2,389 and $2,367, respectively	1,293,808	1,317,256
Cemetery perpetual care trust investments	2,374,391	2,154,032
Total assets	$18,361,776	$17,379,438

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$684,873	$639,989
Current maturities of long-term debt	67,284	83,850
Total current liabilities	752,157	723,839
Long-term debt	4,962,355	4,751,448
Deferred revenue, net	1,776,500	1,755,170
Deferred tax liability	680,428	649,195
Other liabilities	541,343	513,480
Deferred receipts held in trust	5,717,725	5,162,525
Care trusts’ corpus	2,363,984	2,145,112
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 147,334,081 and 146,668,589 shares issued, respectively, and 140,246,179 and 144,694,887 shares outstanding, respectively	140,246	144,695
Capital in excess of par value	980,594	986,830
Retained earnings	440,061	553,701
Accumulated other comprehensive gain (loss)	5,771	(7,221)
Total common stockholders’ equity	1,566,672	1,678,005
Noncontrolling interests	612	664
Total equity	1,567,284	1,678,669
Total liabilities and equity	$18,361,776	$17,379,438

6 Service Corporation International

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Nine months ended September 30,
	2025	2024

Cash flows from operating activities:
Net income	$383,373	$367,355
Loss on early extinguishment of debt	—	25
Depreciation and amortization	163,462	153,932
Amortization of intangibles	12,353	12,759
Amortization of cemetery property	73,785	70,431
Amortization of loan costs	6,605	5,365
Provision for expected credit losses	7,394	9,693
Provision for deferred income taxes	32,310	15,243
Gains on divestitures and impairment charges, net	(8,618)	(4,755)
Share-based compensation	13,624	13,662
Change in assets and liabilities, net of effects from acquisitions and divestitures:
(Increase) decrease in receivables	(2,487)	11,366
(Increase) decrease in other assets	(18,115)	12,464
Increase in payables and other liabilities	26,006	19,148
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(34,056)	(139,876)
Increase in deferred revenue, net	29,994	83,331
Increase in deferred receipts held in trust	44,230	50,652
Net cash provided by operating activities	729,860	680,795
Cash flows from investing activities:
Capital expenditures	(262,818)	(267,485)
Business acquisitions, net of cash acquired	(65,098)	(161,865)
Real estate acquisitions	(6,610)	(53,329)
Corporate headquarters	(44,942)	(9,352)
Proceeds from divestitures and sales of property and equipment	28,267	21,632
Payments for Company-owned life insurance policies	(216)	(3,009)
Proceeds from Company-owned life insurance policies and other	11,433	2,673
Other investing activities	(1,435)	(13,864)
Net cash used in investing activities	(341,419)	(484,599)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	655,011	1,336,137
Debt issuance costs	—	(15,246)
Scheduled payments of debt	(19,117)	(18,421)
Early payments and extinguishment of debt	(490,000)	(1,210,024)
Proceeds from corporate headquarters debt facility	33,533	—
Principal payments on finance leases	(28,590)	(27,524)
Proceeds from exercise of stock options	20,904	42,898
Purchase of Company common stock	(402,093)	(197,511)
Payments of dividends	(135,977)	(130,811)
Bank overdrafts and other	(2,548)	(10,253)
Net cash used in financing activities	(368,877)	(230,755)
Effect of foreign currency	3,522	(1,566)
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,086	(36,125)
Cash, cash equivalents, and restricted cash at beginning of period	221,399	224,761
Cash, cash equivalents, and restricted cash at end of period	$244,485	$188,636

7 Service Corporation International

Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Consolidated funeral:
Atneed revenue	$285.0	$289.1	$910.2	$887.8
Matured preneed revenue	183.3	173.8	572.7	542.5
Core revenue	468.3	462.9	1,482.9	1,430.3
Non-funeral home revenue	26.2	23.2	79.5	69.8
Non-funeral home preneed sales revenue	22.5	26.9	71.2	85.1
Core general agency and other revenue	57.1	53.0	171.3	151.3
Total revenue	$574.1	$566.0	$1,804.9	$1,736.5

Gross profit	$99.6	$107.9	$369.6	$340.2
Gross profit percentage	17.3%	19.1%	20.5%	19.6%

Funeral services performed	84,636	85,743	269,504	266,140
Average revenue per service	$5,843	$5,669	$5,797	$5,637

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Consolidated cemetery:
Atneed property revenue	$35.9	$34.7	$110.1	$105.0
Atneed merchandise and service revenue	71.6	72.3	220.7	219.4
Total atneed revenue	107.5	107.0	330.8	324.4
Recognized preneed property revenue	228.6	203.4	637.7	628.2
Recognized preneed merchandise and service revenue	109.9	103.6	314.3	301.8
Total recognized preneed revenue	338.5	307.0	952.0	930.0
Core revenue	446.0	414.0	1,282.8	1,254.4
Other cemetery revenue	38.0	34.0	110.0	102.5
Total revenue	$484.0	$448.0	$1,392.8	$1,356.9

Gross profit	$165.9	$144.8	$458.8	$444.6
Gross profit percentage	34.3%	32.3%	32.9%	32.8%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended September 30, 2025 and 2024. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2024 and ending September 30, 2025.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended September 30,
	2025	2024	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$274.7	$284.9	$(10.2)	(3.6)%
Matured preneed revenue (2)	179.5	172.6	6.9	4.0%
Core revenue (3)	454.2	457.5	(3.3)	(0.7)%
Non-funeral home revenue (4)	26.0	23.1	2.9	12.6%
Non-funeral home preneed sales revenue (5)	22.3	26.9	(4.6)	(17.1)%
Core general agency and other revenue (6)	56.0	52.9	3.1	5.9%
Total comparable revenue	$558.5	$560.4	$(1.9)	(0.3)%

Comparable gross profit	$98.0	$107.5	$(9.5)	(8.8)%
Comparable gross profit percentage	17.5%	19.2%	(1.7)%

Comparable funeral services performed:
Atneed	42,455	45,193	(2,738)	(6.1)%
Matured preneed	25,467	25,214	253	1.0%
Total core	67,922	70,407	(2,485)	(3.5)%
Non-funeral home	14,135	14,238	(103)	(0.7)%
Total comparable funeral services performed	82,057	84,645	(2,588)	(3.1)%
Comparable core cremation rate	57.3%	56.8%	0.5%
Total comparable cremation rate (7)	64.4%	63.9%	0.5%

Comparable funeral average revenue per service:
Atneed	$6,470	$6,304	$166	2.6%
Matured preneed	7,048	6,845	203	3.0%
Total core	6,687	6,498	189	2.9%
Non-funeral home	1,839	1,622	217	13.4%
Total comparable average revenue per service	$5,852	$5,678	$174	3.1%

Comparable funeral preneed sales production:
Total preneed sales	$300.2	$294.5	$5.7	1.9%
Core contracts sold	36,224	34,745	1,479	4.3%
Non-funeral home contracts sold	18,400	23,339	(4,939)	(21.2)%
Core average revenue per contract sold	$6,712	$6,437	$275	4.3%
Non-funeral home average revenue per contract sold	$3,101	$3,035	$66	2.2%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue decreased $1.9 million.
•Core funeral revenue decreased $3.3 million, or 0.7%, due to a 3.5% decrease in core funeral services performed, partially offset by a 2.9% increase in core average revenue per service. The core cremation rate increased slightly by 50 basis points to 57.3%.
•Non-funeral home revenue increased $2.9 million due to a 13.4% increase in non-funeral home average revenue per service partially offset by a 0.7% decrease in non-funeral home services performed.
•Non-funeral home preneed sales revenue decreased $4.6 million, primarily due to an operational decision to defer the delivery of urns on preneed contracts to the time of need. This is short-term in nature as we will recognize deferred urn revenue from the backlog at the time of need as non-funeral home revenue. This decrease is partially offset by an increase in non-funeral home general agency revenue as we shift more production from trust to insurance-funded contracts.
•Core general agency and other revenue grew $3.1 million, due to an 8.7% increase in core production primarily driven by higher preneed insurance production.
•Comparable funeral gross profit decreased $9.5 million to $98.0 million, and the gross profit percentage decreased 170 basis points from 19.2% to 17.5%. This is primarily due to a $6.0 million increase in selling compensation costs, on a $47.1 million increase in funeral preneed insurance sales production, which are expensed as incurred. In addition, there was a slight decrease in total comparable revenue mentioned above.
•Comparable funeral preneed sales production increased $5.7 million, or 1.9%, in the third quarter of 2025 compared to 2024. Core preneed sales production increased $19.5 million, or 8.7%. We experienced an expected improvement in insurance production as our sales force has transitioned to our new provider over time. Non-funeral home preneed sales production decreased $13.8 million, or 19.5%, due to our ongoing transition from trust to insurance-funded contracts mentioned above. The decline in production is expected to be temporary in nature as we anticipate the transition to insurance funded contracts will be complete in 2026.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended September 30, 2025 and 2024. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2024 and ending September 30, 2025.

(Dollars in millions)	Three months ended September 30,
	2025	2024	Var	%
Comparable cemetery revenue:
Atneed property revenue	$35.7	$34.6	$1.1	3.2%
Atneed merchandise and service revenue	71.2	72.1	(0.9)	(1.2)%
Total atneed revenue (1)	106.9	106.7	0.2	0.2%
Recognized preneed property revenue	224.6	203.3	21.3	10.5%
Recognized preneed merchandise and service revenue	109.5	103.5	6.0	5.8%
Total recognized preneed revenue (2)	334.1	306.8	27.3	8.9%
Core revenue (3)	441.0	413.5	27.5	6.7%
Other revenue (4)	37.6	34.1	3.5	10.3%
Total comparable revenue	$478.6	$447.6	$31.0	6.9%

Comparable gross profit	$162.8	$144.8	$18.0	12.4%
Comparable gross profit percentage	34.0%	32.4%	1.6%

Comparable cemetery preneed and atneed sales production:
Property	$250.8	$233.2	$17.6	7.5%
Merchandise and services	203.3	187.3	16.0	8.5%
Discounts and other	(4.3)	—	(4.3)	—%
Preneed and atneed sales production	$449.8	$420.5	$29.3	7.0%

Preneed sales production	$345.6	$315.3	$30.3	9.6%
Recognition rate (5)	98.0%	98.3%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.

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(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Total comparable cemetery revenue increased $31.0 million, or 6.9%, in the third quarter of 2025 compared to the third quarter of 2024. The increase was due to higher core revenue of $27.5 million and higher other revenue of $3.5 million.
•The core revenue increase of $27.5 million was primarily due to a $27.3 million, or 8.9%, increase in total recognized preneed revenue, of which $21.3 million resulted from higher property revenue and $6.0 million from higher merchandise and service revenue. Total recognized preneed revenue benefited from growth in comparable cemetery preneed sales production of $30.3 million, or 9.6%.
•Comparable cemetery gross profit increased $18.0 million to $162.8 million. The gross profit percentage increased from 32.4% to 34.0%, primarily due to the growth in core revenue mentioned above.
Other Financial Results
•Corporate general and administrative expenses were $38.3 million in the third quarter of 2025, down $5.4 million compared to the third quarter of 2024 primarily due to the timing of incentive compensation accruals versus the prior year quarter.
•The GAAP effective income tax rate for the third quarter of 2025 was 26.9%, up from 21.1% in the prior year quarter. On an adjusted basis, the effective tax rate was 24.1%, up from 20.9% in the prior year quarter. The higher GAAP rate reflects a change in estimate of $4.5 million recorded in the current year related to the finalization of the 2024 tax return. Both the GAAP and adjusted effective tax rates were affected by less excess tax benefit recognized upon the settlement of employee share-based awards.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$252.3	$263.8	$729.9	$680.8
Legal settlement payments	—	5.2	0.4	28.2
Restructuring charge payments	15.6	—	21.5	—
Net cash provided by operating activities excluding special items	$267.9	$269.0	$751.8	$709.0
Cash taxes included in net cash provided by operating activities excluding special items	$15.1	$4.0	$114.3	$15.8
Net cash provided by operating activities was $252.3 million in the current quarter of 2025 compared to $263.8 million in the prior year quarter. The current year was unfavorably impacted by restructuring charge payments primarily associated with retired executives. The prior year was unfavorably impacted by legal settlement payments. Excluding these special items and an expected increase in cash taxes paid of $11.1 million, net cash provided by operating activities excluding special items increased $10.0 million to $283.0 million. The increase is attributable to $14.0 million higher operating income and $12.5 million lower cash interest offset by $16.5 million of other working capital uses.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Capital improvements at existing field locations	$34.9	$37.0	$84.7	$91.4
Development of cemetery property	45.0	43.8	121.1	122.4
Digital investments and corporate	6.1	3.2	16.0	22.7
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$86.0	$84.0	$221.8	$236.5
Growth capital expenditures/construction of new funeral service locations	15.6	12.5	41.0	31.0
Total capital expenditures	$101.6	$96.5	$262.8	$267.5
Total capital expenditures increased in the current quarter by $5.1 million, primarily due to growth capital expenditures for construction of new funeral service locations.

11 Service Corporation International

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of September 30, 2025 is set forth below:

	Three Months	Nine Months
Preneed funeral	4.7%	12.7%
Preneed cemetery	5.0%	13.4%
Cemetery perpetual care	4.7%	12.7%
Combined trust funds	4.8%	13.0%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended September 30,
	2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$117.5	$0.83	$117.8	$0.81
Pre-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	0.4	—	(3.5)	(0.02)
Restructuring charge	0.4	—	—	—
Tax reconciling items:
Tax effect from significant items	(0.1)	0.01	1.1	—
Change in non-recurring tax items	4.5	0.03	(0.1)	—
Earnings excluding special items and diluted earnings per share excluding special items	$122.7	$0.87	$115.3	$0.79

Diluted weighted average shares outstanding		141.4		146.2

(Dollars in millions, except diluted EPS)	Nine months ended September 30,
	2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$383.2	$2.68	$367.3	$2.50
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(8.6)	(0.06)	(4.8)	(0.03)
Legal settlement	6.4	0.04	—	—
Restructuring charge	2.0	0.01	—	—
Tax reconciling items:
Tax effect from significant items	0.3	0.01	1.6	—
Change in non-recurring tax items	4.5	0.03	(1.0)	—
Earnings excluding special items and diluted earnings per share excluding special items	$387.8	$2.71	$363.1	$2.47

Diluted weighted average shares outstanding		143.2		147.0

12 Service Corporation International